                                                                  EXHIBIT: 10.47

                              FORM OF PULITZER INC.
                            STOCK OPTION CERTIFICATE

This Certificate represents an option ("Option") to purchase shares of common stock of Pulitzer Inc. (the "Company") granted to you on 12/10/2003 under the Pulitzer Inc. 2003 Incentive Plan (the "Plan"). The basic features of this Option grant are indicated below (and are subject to correction by the Company if and to the extent this Certificate does not accurately reflect the terms of the Option grant). This Option is governed by the terms and conditions of the official Plan document. To accept this Option and its terms, you must sign and return one copy of this Certificate to Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101, Attention: Mr. James V. Maloney. By executing this certificate, you acknowledge receipt of the Plan document and the Summary Description of the Plan.

        Name of Optionee:  Robert C. Woodworth

  Social Security Number:

              Grant Date:  December 10, 2003

        Number of Shares:  31,667

Exercise Price per Share:  $52.9200

        Vesting Schedule:  Subject to continuing employment or service with the
                           Company, 100% on December 31, 2009, unless and except to the extent vesting is accelerated (a) in accordance with the performance-based vesting conditions described in Exhibit A (attached), as construed and applied by the Compensation Committee of the Board of Directors of the Company, or (b) upon the occurrence of an event that would cause the acceleration of vesting under the terms of the Executive Transition Agreement dated as of January 1, 2002 between the Company and the Executive.

                                             INCREMENTAL      AGGREGATE
                              DATE             VESTING         VESTING
                              ----           -----------      ---------
                           12/31/2009          31,667           31,667


Termination of Employment: Death, disability, retirement after age 65 or with
                           Company consent--vesting accelerates; 3 years to exercise

                           Other termination of employment-- forfeit non-vested options; 60 days to exercise vested options

    Expiration of Option:  December 10, 2013--even if still employed or post-termination exercise period (see above) is still open

 Accepted and Agreed to by:                     PULITZER INC.



Signature:                                      By:
           ---------------------                   -----------------------------
           Robert C. Woodworth                      James V. Maloney, Secretary